SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           ----------
                          FORM 8-A/A-1
        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                       DEPARTMENT 56, INC.
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     (Exact name of registrant as specified in its charter)


            Delaware                       13-3684956
 -------------------------------  -----------------------------
   (State of incorporation or           (I.R.S. Employer
          organization)                Identification No.)
        One Village Place
     6436 City West Parkway                   55344
         Eden Prarie, MN
--------------------------------- -----------------------------
 (Address of principal executive           (Zip Code)
            offices)

     Securities to be registered pursuant to
            Section 12(b) of the Act:

Title of each class                Name of each exchange
to be so registered                on which each class
                                   is to be registered
--------------------               --------------------
Preferred Stock Purchase Rights    New York Stock Exchange

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]
Securities to be registered pursuant to Section 12(g) of the
Act:
                             None
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                       (Title of Class)


ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

          This Amendment No.1 to the Department 56, Inc. Registration Statement on Form 8-A, filed as of April 24, 1997 (the "Registration Statement"), is being filed to conform the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Department 56, Inc. originally included as Exhibit A to the Rights Agreement, dated as of April 23, 1997 between Department 56, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 1 to the Registration Statement, to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Department 56, Inc. as filed as of April 24, 1997 with the Delaware Secretary of State and attached hereto as Exhibit
1.1. Exhibit 1.1 is hereby incorporated by reference herein in its entirety.

ITEM 2.   EXHIBITS.

          1.1. Certificate of Designation, Preferences and Rights of Series A Junior
               Participating Preferred Stock of
               Department 56, Inc.

                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   DEPARTMENT 56, INC.


                                   By:   /s/  David H. Weiser
                                        -------------------------
                                   Name:  David H. Weiser
                                   Title: Senior Vice President

Dated:  May 12, 1997

                          EXHIBIT INDEX


Exhibit                   Description                    Page
-------                   -----------                    ----

  1.1.    Certificate of Designation, Preferences and     5
          Rights of Series A Junior Participating
          Preferred Stock of Department 56, Inc.